Exhibit 99.1
Sable Offshore Corp. Announces Proposed Offerings of Common Stock and Convertible Senior Notes
Houston, June 30, 2026 — Sable Offshore Corp. (NYSE: SOC) today announced its intention to offer, subject to market and other conditions, $100.0 million of common stock and $300.0 million aggregate principal amount of convertible senior notes due 2031 (the “notes”) in separate public offerings registered under the Securities Act of 1933, as amended. Sable also expects to grant the underwriters of the common stock offering a 30-day option to purchase up to an additional $15.0 million of common stock solely to cover over-allotments, and expects to grant the underwriters of the notes offering a 30-day option to purchase up to an additional $45.0 million aggregate principal amount of notes solely to cover over-allotments.
J.P. Morgan is acting as sole book-running manager for the common stock offering and the notes offering.
The notes will be senior, unsecured obligations of Sable, will accrue interest payable semi-annually in arrears and will mature on July 1, 2031, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. Sable will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Sable’s election.
The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Sable’s option at any time, and from time to time, on or after July 6, 2029 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Sable’s common stock exceeds 175% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Sable to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date. In addition, Noteholders may require Sable to repurchase their notes on July 6, 2029, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the notes offering.
Sable intends to use the net proceeds from the common stock offering and the notes offering, together with the proceeds from the previously announced New Senior Secured Term Loan, to repay its Senior Secured Term Loan with Exxon Mobil Corporation, to pay transaction fees and expenses and for general corporate purposes.
The New Senior Secured Term Loan, the common stock offering and the notes offering are cross conditioned, and accordingly each transaction will be consummated only if all such transactions are consummated.
U.S. Bank Trust Company, N.A. is expected to be act as trustee under the notes.
The offerings are being made pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”). Each offering will be made only by means of a prospectus supplement relating to that offering and an accompanying prospectus. An electronic copy of the preliminary prospectus supplement for each offering, together with the accompanying prospectus, is available on the SEC’s website at www.sec.gov. Alternatively, copies of each preliminary prospectus supplement, together with the accompanying prospectus, can be obtained by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.
This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities referred to in this press release, nor will there be any sale of any such securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Sable
Sable Offshore Corp. is an independent oil and gas company, headquartered in Houston, Texas, focused on responsibly developing the Santa Ynez Unit in federal waters offshore California. The Sable team has extensive experience safely operating in California.

Forward-Looking Statements
The information in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “continue,” “plan,” “forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward- looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the proposed notes and common stock offerings, including the anticipated terms, completion, size and intended use of the proceeds; the marketing, negotiation and consummation of the New Senior Secured Term Loan, the use of proceeds from the New Senior Secured Term Loan and any expectation regarding timing of the closing of the New Senior Secured Term Loan; availability of future financing, including additional unsecured capital markets solutions; our ability to consummate a refinancing of our Existing Senior Secured Term Loan and the timing and terms thereof; market conditions, including market interest rates; the trading price and volatility of Sable’s common stock; our financial performance; global economic conditions and inflation; increased operating costs; lack of availability of drilling and production equipment, supplies, services and qualified personnel; geographical concentration of operations; environmental and weather risks; regulatory changes and uncertainties; litigation, complaints and/or adverse publicity; privacy and data protection laws, privacy or data breaches, or loss of data; our ability to comply with laws and regulations applicable to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on Sable’s website (www.sableoffshore.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.
Contact Information
Investor Contact:
Harrison Breaud
Vice President, Finance & Investor Relations
IR@sableoffshore.com
713-579-8111
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